UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Detroit Street Trust

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Internal Memo

Subject Line: Vote today - Mutual Fund & ETF shareholder vote

Hi everyone,

As we continue at pace in our take-private transaction with Trian and General Catalyst, we now ask those of you who are shareholders of Janus Henderson’s U.S. mutual funds or ETFs to vote.

Mutual Fund & ETF shareholder vote

Essential to closing the transaction is the final voting process involving those of you who are shareholders of Janus Henderson’s U.S. mutual funds or ETFs. You represent a meaningful percentage of shareholder votes and your vote matters.

Your vote is needed to enable Janus Henderson to continue to serve as your investment adviser for your funds once the take-private transaction with Trian and General Catalyst closes. That is because the take-private transaction represents a change of ownership even though fund management will remain the same after closing.

Casting your vote is quick and easy, and outlined below are the various options. Voting is open and we ask you to please vote by Monday, May 18th.

Voting Options for U.S. Mutual Fund & ETF Shareholders

The Board of Trustees recommends that fund shareholders vote FOR approval of the new investment advisory agreement between your mutual fund and/or ETF and Janus Henderson.

You can vote in any of the following ways:

•	Vote by App: Follow these simple steps to vote using the Proxy Vote Mobile App.

•	Vote by Phone: Call Alliance Advisors, the fund’s proxy solicitor, at:

•	U.S. Mutual Funds: +1-855-206-2338

•	U.S. ETFs: +1-855-206-2309

•	Vote Online: Visit the website listed in your proxy voting instructions or use the links below:

•	U.S. Mutual Funds: www.votejhi.com/mutualfunds

•	U.S. ETFs: www.votejhi.com/ETFs

•	Vote by Mail: Sign and date your proxy card(s) and return them in the envelope provided.

Thank you for your continued focus and dedication, and for exercising your right to vote.

Once again, we hugely appreciate how hard everyone has worked over recent months, coming together to do what we do best every day to ensure our clients come first—always. We look forward to keeping you updated as we move to complete the final steps of the transaction.

Together we win!

Michelle

Janus Henderson® and any other trademarks used herein are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, the funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. The funds do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause the funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, that the funds may be adversely affected by other economic, business, and/or competitive factors, volatility or disruption in financial markets and other risks, uncertainties, assumptions, and factors discussed in each funds’ current prospectus.

In connection with the solicitation of proxies from fund shareholders, the funds filed definitive proxy statements with the SEC on March 2, 2026. The funds may also file other documents with the SEC regarding the solicitation of proxies from fund shareholders, including amendments to the proxy statements. This communication is not a substitute for any proxy statement or any other document that may be filed by the funds with the SEC. INVESTORS AND SECURITY HOLDERS OF THE FUNDS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and other documents that are filed with the SEC by the funds free of charge from the SEC’s website at https://www.sec.gov.

The funds and their manager, trustees and executive officers may be deemed to be participants in the solicitation of proxies from fund shareholders in connection with the proposed transaction. Information about the trustees and executive officers of the funds and their ownership of the funds is contained in each fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the funds, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the funds’ proxy statements. Free copies of the funds’ proxy statements and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov

Subject: Janus Henderson Investors – ETF/Mutual Fund Special Meeting—Meeting Date May 18th, 2026

[Recipient],

We are assisting Janus Henderson Investors (JHI) with their ETF/ mutual fund proxy solicitation for the upcoming special shareholders meeting, which will be held on May 18th, 2026.

Below are links to the proxy statements for your convenience:

•	JANUS DETROIT STREET TRUST (ETFs)- https://www.sec.gov/Archives/edgar/data/1500604/000119312526085616/d24816ddef14a.htm

•	JANUS INVESTMENT FUND (mutual funds)- https://www.sec.gov/Archives/edgar/data/277751/000119312526085653/d871614ddef14a.htm

Specifically, our records show your firm has unvoted positions in the following ETFs or funds (please note there may be additional accounts/funds which are not present in our files that may also be unvoted):

•	Sample Fund A

•	Sample Fund B

•	Sample Fund C

We are reaching out to you and your team to determine if there are any questions, comments, or concerns related to the new investment advisory agreement or, in the case of the mutual funds, the election of trustees.

In addition, we are hoping to gain clarity as to whether your firm retains voting authority over your accounts.

Please let us know if there are any questions or if a call would be helpful to discuss further!

Thank you.

Alliance Advisors, LLC

www.allianceadvisors.com